BRAZOS MUTUAL FUNDS
AMENDMENT TO CUSTODY AGREEMENT

THIS AMENDMENT dated as of the  10th day of July, 2008, to the Custody  Agreement, dated as of  October 1, 2002, as amended February 10, 2006 and July 31, 2006, (the “Custody Agreement”), is entered into by and between BRAZOS MUTUAL FUNDS, a  Delaware business  trust (the “Trust”) and U.S. BANK, NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the fees of  said Custody Agreement; and

WHEREAS, Article XIV, Section 14.4 of the Custody Agreement allows for its amendment by written agreement executed by the parties; and

NOW THEREFORE, the parties agree to amend the following:

Exhibit D of the Custody Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Michael R. McVoy

Name: Benjamin C. Bell, Jr.	Name: Michael R. McVoy

Title: President	Title: Vice President

Exhibit D to the Custody Agreement – Brazos Mutual Funds

DOMESTIC CUSTODY SERVICES FEE SCHEDULE Effective 6-1-08 through 6-1-10

Annual Fee Based Upon Market Value Per Fund*
.___ basis points

Portfolio Transaction Fees
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per US Bank repurchase agreement transaction
$_____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$_____ per portfolio transaction processed through our New York custodian definitive security (physical)
$_____ per principal paydown
$_____ per option/future contract written, exercised or expired
$_____ per Cedel/Euroclear transaction
$_____ per mutual fund trade
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per short sale
$_____ per segregated account per year

ReportSource - $____ /month – Web reporting

●  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
●  No charge for the initial conversion free receipt.
●  Overdrafts – charged to the account at prime interest rate plus 2.
●  Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Exhibit D to the Custody Agreement (continued) – Brazos Mutual Funds

GLOBAL SUB-CUSTODIAL SERVICES - BANK OF NEW YORK ANNUAL FEE SCHEDULE
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$____	Latvia	Gov't Bonds	_____	$____
Australia	All	_____	$____	Lebanon	All	_____	$____
Austria	Equities/Bonds	_____	$____	Lithuania	All	_____	$____
Austria	Depo Receipt	_____	$____	Luxembourg	All	_____	$____
Austria	non ATS ALL	_____	$____	Malaysia	All	_____	$____
Bahrain	All	_____	$____	Mali	All	_____	$____
Bangladesh	All	_____	$____	Malta	All	_____	$____
Belgium	All	_____	$____	Mauritius	All	_____	$____
Benin	All	_____	$____	Mexico	All	_____	$____
Bermuda	All	_____	$____	Morocco	All	_____	$____
Bolivia	All	_____	$____	Namibia	All	_____	$____
Botswana	All	_____	$____	Netherlands	All	_____	$____
Brazil	All	_____	$____	New Zealand	All	_____	$____
Bulgaria	All	_____	$____	Niger	All	_____	$____
Burkina Faso	All	_____	$____	Nigeria	All	_____	$____
Canada	All	_____	$____	Norway	All	_____	$____
Chile	All	_____	$____	Oman	All	_____	$____
China-Shanghai	All	_____	$____	Pakistan	All	_____	$____
China-Shenzhen	All	_____	$____	Palestinian	All	_____	$____
Columbia	All	_____	$____	Panama	All	_____	$____
Costa Rica	All	_____	$____	Peru	All	_____	$____
Croatia	All	_____	$____	Philippines	All	_____	$____
Cyprus	All	_____	$____	Poland	All	_____	$____
Czech Republic	All	_____	$____	Portugal	All	_____	$____
Denmark	All	_____	$____	Qatar	All	_____	$____
EASDAQ	All	_____	$____	Romania	All	_____	$____
Ecuador	All	_____	$____	Russia	Equities/Bonds	_____	$____
Egypt	All	_____	$____	Russia	MINFIN	_____	$____
Estonia	All	_____	$____	Senegal	All	_____	$____
Euromarkets	All	_____	$____	Singapore	All	_____	$____
Finland	All	_____	$____	Slovak Republic	All	_____	$____
France	All	_____	$____	Slovenia	All	_____	$____
Germany	All	_____	$____	South Africa	All	_____	$____
Ghana	All	_____	$____	South Korea	All	_____	$____
Greece	All	_____	$____	Spain	All	_____	$____
Guinea Bissau	All	_____	$____	Sri Lanka	All	_____	$____
Hong Kong	All	_____	$____	Swaziland	All	_____	$____
Hungary	All	_____	$____	Sweden	All	_____	$____
Iceland	All	_____	$____	Switzerland	All	_____	$____
India	All	_____	$____	Taiwan	All	_____	$____
Indonesia	All	_____	$____	Thailand	All	_____	$____
Ireland	All	_____	$____	Togo	All	_____	$____
Israel	All	_____	$____	Trinidad & Tobago	All	_____	$____
Italy	All	_____	$____	Tunisia	All	_____	$____
Ivory Coast	All	_____	$____	Turkey	All	_____	$____
Jamaica	All	_____	$____	United Kingdom	All	_____	$____
Japan	All	_____	$____	Ukraine	All	_____	$____
Jordan	All	_____	$____	Uruguay	All	_____	$____
Kazakhstan	Equities	_____	$____	Venezuela	All	_____	$____
Kazakhstan	Bonds	_____	$____	Zambia	All	_____	$____
Kenya	All	_____	$____	Zimbabwe	All	_____	$____
Latvia	Equities/Bonds	_____	$____
*Any non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly

Exhibit D (continued) to the Custody Agreement

Brazos Mutual Funds Chief Compliance Officer Support Services FEE SCHEDULE Effective 6-1-08 through 6-1-10

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  CCO Portal – Web On-line Access to Fund CCO Documents
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*

•  $_____ per service line per year
 **____% discount for the first year

Fees are billed monthly.